Exhibit 99.1
For Immediate Release
Local.com Raises Third Quarter 2011 Guidance
Company Guides to Record Fourth Quarter Revenue
IRVINE, Calif., Sept. 6, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced that financial results for the third quarter 2011 are expected to exceed the company’s previously reported guidance. The company also provided preliminary and updated guidance for the fourth quarter and full year 2011, respectively.
Updated financial guidance for the third quarter of 2011:
-	Revenue: Approximately $21.5 million or 38% higher than the second quarter 2011.

-	Adjusted Net Loss: Approximately $1.5 million as compared to $1.9 million for the second quarter 2011. In addition, the company expects to generate positive cash flow from operations during the third quarter.

Adjusted Net Income/Loss is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; and non-recurring items.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below. Due to the valuation of warrant liability, we are unable to issue GAAP net income (loss) guidance, as discussed further below.
-	Projected third quarter 2011 Adjusted Net Income (Loss) factors:
•	Interest Expense of approximately $230,000

•	State Tax Provision Expense of approximately $50,000

•	Depreciation Expense of approximately $900,000

•	Amortization Expense of approximately $1.7 million

•	Stock Compensation Expense of approximately $970,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*
Preliminary financial guidance for the fourth quarter of 2011:
-	Revenue: Greater than $24 million.

-	Adjusted Net Loss: Below $1.5 million. The company expects to generate positive cash flow from operations during the fourth quarter.

-	Projected fourth quarter 2011 Adjusted Net Income (Loss) factors:
•	Interest Expense of approximately $90,000

•	State Tax Provision Expense of approximately $50,000

•	Depreciation Expense of approximately $950,000

•	Amortization Expense of approximately $1.5 million

•	Stock Compensation Expense of approximately $820,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*
Updated financial guidance for fiscal year ending Dec. 31, 2011:
-	Revenue: Greater than $78 million.
The company’s third and fourth quarter revenue guidance includes a net financial benefit of approximately $500,000 and $500,000 respectively, resulting from the modification of contracts.
“Our updated guidance reflects the positive impact of the many changes we made in the first half of the year. We predicted strong revenue growth in the second half of 2011, and we’re pleased that this is now coming in ahead of our expectations,” said Local.com chairman and chief executive officer, Heath Clarke. “We continue to remain laser-focused on integrating our recent acquisitions, and are pleased to report Spreebird’s first million-dollar month in August. Our team is making great progress in developing innovative new local online advertising products, and we look forward to announcing those in the coming months.”
* The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income (loss). We therefore cannot provide GAAP net income (loss) guidance, but do report GAAP net income (loss) results.
About Local.com®
Local.com Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 20 million consumers each month on the flagship Local.com website, approximately 1,500 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers in 14 markets via Spreebird, rich media ads via Rovion.com, and real-time product inventory information from more than 60,000 retailers nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.
Forward Looking Statements
This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results, our ability to adapt our business following shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, our Krillion business and our Rovion business, as well as any other businesses we may acquire, including our newly acquired Screamin Daily Deals business, our ability to successfully expand our Spreebird business into new markets, including through acquisitions, such as the Screamin Daily Deals acquisition, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with GAAP net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-331-8424
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com